UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 23, 2005

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(I.R.S. Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

610-367-6001
Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

On March 23, 2005, the Board of Directors of National Penn Bancshares, Inc., based upon the recommendation of its Nominating/Corporate Governance Committee, approved amendments to National Penn’s Bylaws.

One purpose of the amendments is to change the date of the annual meeting of shareholders from the fourth Monday in April to the fourth Tuesday in April each year, unless the Board of Directors sets another date. As a result, the 90-day advance notice requirement for shareholder nominations of director candidates or shareholder proposals outside of SEC Rule 14a-8 (which governs shareholder proposals for possible inclusion in National Penn’s proxy statement) will now be keyed off the fourth Tuesday in April. As National Penn’s 2006 annual meeting of shareholders is now scheduled for April 25, 2006, the deadline for submissions under this provision of the Bylaws will be January 24, 2006.

The second purpose of the amendments is to clarify the potential terms of service of a person as a “Director Emeritus.“ The Board of Directors may designate a retiring director as a “Director Emeritus” for a one year term at any time, but no Director Emeritus may serve more than a total of three consecutive years.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated Bylaws themselves, which are filed in this Report as Exhibit 3.1. Amended language is shown in italics and underscored. The text of the Amended and Restated Bylaws is also available at National Penn’s website: www.nationalpenbancshares.com.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

3.1 Amended and Restated Bylaws of National Penn Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By /s/Wayne R. Weidner
Name: Wayne R. Weidner
Title: Chairman and CEO

Dated: March 23, 2005

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of National Penn Bancshares, Inc.